SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                      DEAN WITTER NATIONAL MUNICIPAL TRUST
                 FOR THE 30 DAY PERIOD ENDED SEPTEMBER 30, 1996


                                       6
    (A)  YIELD = 2{ [ ((a-b)/c d) + 1] -1}

         WHERE:    a = Dividends and interest earned during the period

                   b = Expenses accrued for the period

                   c = The average daily number of shares outstanding during
                       the period that were entitled to receive dividends

                   d = The maximum offering price per share on the last day of the period

                                                                        6
         YIELD = 2{ [(( 374,770.14 - 72,997.59) / 7,727,034.154 * 10.50)+1] -1}

               = 4.50%


    (B)  TAX EQUIVALENT YIELD = SEC Yield - (1- stated tax rate)
                              = 4.50% / (1-.3960)
                              = 7.45%

    (C)  WITHOUT WAIVER OF FEES AND ASSUMPTION OF EXPENSES.

                                       6
         YIELD = 2{ [ ((a-b)/c d) + 1] -1}

                                                                        6
               = 2{ [(( 374,770.14 - 81,025.33) / 7,727,034.154 * 10.50)+1] -1}

               = 4.38%

    (D)  TAX EQUIVALENT YIELD = SEC Yield - (1- stated tax rate)
                              = 4.38% / (1-.3960)
                              = 7.25%

              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                      DEAN WITTER NATIONAL MUNICIPAL TRUST


(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                         _                                          _
                        |        ______________________  |
FORMULA:                |       |                        |
                        |  /\ n |               ERV           |
              T =       |    \  |          -------------      |  - 1
                        |     \ |                P            |
                        |      \|                        |
                        |_                              _|

              T = AVERAGE ANNUAL COMPOUND RETURN
              n = NUMBER OF YEARS
            ERV = ENDING REDEEMABLE VALUE
              P = INITIAL INVESTMENT

                                                                  (A)
  $1,000              ERV AS OF          NUMBER OF          AVERAGE ANNUAL
INVESTED - P          30-Sep-96          YEARS - n          COMPOUND RETURN - T
------------          ---------          ---------          -------------------
  30-Sep-95           $1,029.40             1.00                    2.94%

  02-Jun-94           $1,155.60             2.33                    6.40%


(B) AVERAGE ANNUAL TOTAL RETURNS (STANDARIZED COMPUTATIONS) WITHOUT WAIVER OF FEES AND ASSUMPTION OF EXPENSES.

                          _                                         _
                         |        ______________________  |
FORMULA:                 |       |                        |
                         |  /\ n |               EVb           |
             tb =        |    \  |          -------------      |  - 1
                         |     \ |                P            |
                         |      \|                        |
                         |_                              _|


             tb = AVERAGE ANNUAL COMPOUND RETURN
                  (DEDUCTION FOR EXPENSES ASSUMED BY FUND MANAGER)
              n = NUMBER OF YEARS
            EVb = ENDING VALUE (DEDUCTION FOR EXPENSES
                  ASSUMED BY FUND MANAGER)
              P = INITIAL INVESTMENT


                                                                  (B)
  $1,000              EVb AS OF          NUMBER OF          AVERAGE ANNUAL
INVESTED - P          30-Sep-96          YEARS - n          COMPOUND RETURN - t
------------          ---------          ---------          -------------------
  30-Sep-95           $1,027.30             1.00                    2.73%

  02-Jun-94           $1,147.80             2.33                    6.09%


(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)
(D) AVERAGE ANNUAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

                           _                                        _
                          |        ______________________  |
FORMULA:                  |       |                        |
                          |  /\ n |               EV            |
              t =         |    \  |          -------------      |  - 1
                          |     \ |                P            |
                          |      \|                        |
                          |_                              _|

                              EV
             TR =         ----------        - 1
                               P


              t = AVERAGE ANNUAL COMPOUND RETURN
                  (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
              n = NUMBER OF YEARS
             EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
              P = INITIAL INVESTMENT
             TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)







                                          (C)                                          (D)
  $1,000              EV AS OF           TOTAL                NUMBER OF          AVERAGE ANNUAL
INVESTED - P          30-Sep-96          RETURN - TR          YEARS - n          COMPOUND RETURN - t
------------          ---------          -----------          ---------          -------------------
  30-Sep-95           $1,059.40              5.94%               1.00                    5.94%

  02-Jun-94           $1,165.60             16.56%               2.33                    6.80%

(D)           GROWTH OF $10,000
(E)           GROWTH OF $50,000
(F)           GROWTH OF $100,000

FORMULA:      G= (TR+1)*P
              G= GROWTH OF INITIAL INVESTMENT
              P= INITIAL INVESTMENT
              TR= TOTAL RETURN SINCE INCEPTION

                      TOTAL                (D)  GROWTH OF                  (E)  GROWTH OF                (F)  GROWTH OF
INVESTED - P          RETURN - TR          $10,000 INVESTMENT - G          $50,000 INVESTMENT-G          $100,000 INVESTMENT - G
------------          -----------          ----------------------          --------------------          -----------------------
  02-Jun-94               16.56                   $11,656                         $58,280                        $116,560